Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporated by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated April 18, 2024, (which includes an explanatory paragraph relating to Adagio Medical, Inc.’s ability to continue as a going concern), relating to the consolidated financial statements of Adagio Medical, Inc., as of and for the years ended December 31, 2023 and 2022, which is contained in that Prospectus.

We also consent to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC
Whippany, New Jersey
October 8, 2024